Exhibit 1.1

[  ] Shares

Cnova N.V.

ORDINARY SHARES, PAR VALUE €0.05 PER SHARE

UNDERWRITING AGREEMENT

[  ], 2014

[  ], 2014

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o       J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representatives (“you” or the “Representatives”)

of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Cnova N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [  ] of its ordinary shares, par value €0.05 per share (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional [  ] of its ordinary shares, par value €0.05 per share (the “Additional Shares”), if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value €0.05 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus included in the Registration Statement immediately prior to the time it first became effective under the Securities Act together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  In addition, for purposes of this Agreement, the term “non-assessable,” which has no equivalent under Dutch law, means, with respect to any entity that is organized under the laws of the Netherlands, that a holder of a share of capital stock or other ownership interest in such entity will not by reason of merely being such a holder, be subject to assessment or calls by such entity or its creditors for further payment on such share of capital stock or other ownership interest.

The documents listed in Schedule IV are referred to, collectively, as the “Reorganization Agreements.”

1.                                      Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement complies and the Registration Statement and the Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering of the Shares (“Offering”) when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, at the Closing Date or any Option Closing Date (as defined in Section 5), as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company has been duly incorporated, is validly existing as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

(e)                                  Each of the Company’s significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) is set forth on Schedule III hereto.  Except as would not reasonably be expected to have a material adverse effect, each Significant Subsidiary has been duly incorporated, is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its organization, has the corporate or other similar power and authority to own its property and to conduct its business to the extent disclosed in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(f)                                   This Agreement and the Reorganization Agreements (other than the Registration Rights Agreement and the Special Voting Agreement (each as defined in the Time of Sale Prospectus)) have been duly authorized, executed and delivered by the Company, and the Registration Rights Agreement and the Special Voting Agreement have been duly authorized by the Company and will be duly executed and delivered on or prior to the Closing Date.

(g)                                  The share capital of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)                                 The Ordinary Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)                                     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)                                    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the deed or certificate of incorporation or articles of association or by-laws of the Company and its subsidiaries (or the equivalents under the relevant jurisdiction), (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or as would not materially adversely affect the consummation of the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.  The execution and delivery by the Company and its subsidiaries, as applicable, of, and the performance by the Company and its subsidiaries, as applicable, of its and their respective obligations under, the Reorganization Agreements will not contravene (i) any provision under applicable laws of the relevant jurisdictions, (ii) the deed or certificate of incorporation or articles of association or by-laws of the Company and its subsidiaries (or the equivalents under the relevant jurisdiction), (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or as would not materially adversely affect the consummation of the transactions contemplated by the Reorganization Agreements; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Reorganization Agreements, except such as have been obtained or where the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or as would not materially adversely affect the consummation of the transactions contemplated by the Reorganization Agreements.

(k)                                 The pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)                                     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)                             There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately disclosed in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect or materially and adversely affect the power or ability of the Company and its subsidiaries, as applicable, to perform its and their obligations under this Agreement or the Reorganization Agreements or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed; and there are no statutes, regulations, contracts or other documents that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not disclosed or filed as required.

(n)                                 This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Certain Relationships and Related Party Transactions—Reorganization Related Agreements”, “Certain Relationships and Related Party Transactions—Agreements Relating to our Shares” and “Certain Relationships and Related Party Transactions—Licensing Agreements—License Agreements” insofar as they purport to describe the provisions of the agreements referred to therein, are accurate in all material respects and fair summaries of such agreements.

(o)                                 The Time of Sale Prospectus, the Prospectus and any prospectus filed with the Commission pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)                                 The Company is not, and after giving effect to the Offering and the application of the proceeds thereof as disclosed in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(r)                                    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(s)                                   There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company, other than such contracts, agreements or understandings as have been disclosed in the Time of Sale Prospectus or (ii) include such securities with the Shares registered pursuant to the Registration Statement other than such contracts, agreements or understandings that have been satisfied, waived or complied with.

(t)                                    During the five years immediately preceding the date of this Agreement, neither the Company nor any of its subsidiaries, controlled affiliates, directors (in their role as such) or officers (in their role as such), nor to the knowledge of the Company any of the employees, agents or representatives of the Company, its subsidiaries or controlled affiliates, has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) for the purpose of influencing any act or decision of such official or of the government or to secure any improper advantage in obtaining or retaining business for or with, or directing business to, any person; and the Company, its subsidiaries and controlled affiliates have conducted their businesses in material compliance with applicable anti-corruption laws and prior to the Offering shall have instituted and will maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws.

(u)                                 The operations of the Company and its subsidiaries are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)                           (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is or is owned or controlled by a Person that is:

(A)                               the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is subject to comprehensive country-wide sanctions (currently, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                                               The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                          to fund or facilitate any activities or business of or with any Person that is the target of Sanctions or in any country or territory that, at the time of such funding or facilitation, is subject to comprehensive country-wide Sanctions; or

(B)                          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                                                            For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person that is the target of Sanctions, or in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive country-wide Sanctions.

(w)                               Except in each case as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any liability or obligation, direct or contingent, nor entered into any transaction that would reasonably be expected to have a material adverse effect; (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than (x) ordinary and customary dividends, or (y) by charging amounts against the Company’s reserves in order to pay up the special voting shares to be issued, or already issued, to the voting depository as disclosed in the Registration Statement; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(x)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is described below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Time of Sale Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as disclosed in the Time of Sale Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(y)                                 The Company and its subsidiaries, taken as a whole, own or possess the right to use, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the “Company Intellectual Property”), and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing in this item (y), except in each case as disclosed in the Time of Sale Prospectus or which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a material adverse effect.

(z)                                  The Company and each of its subsidiaries have complied and are presently in compliance with all applicable laws and regulations regarding privacy, data protection and the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal information or other information relating to persons protected by law, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(aa)                          No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(bb)                          The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; except in each case as would not reasonably be expected to have a material adverse effect.

(cc)                            The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except in each case as disclosed in the Time of Sale

Prospectus or as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(dd)                          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)                            Except as disclosed in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)                              The Company and each of its subsidiaries have filed all applicable tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the consolidated financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(gg)                            Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2014.

(hh)                          Except as would not reasonably be expected to have a material adverse effect, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under any law, rule or regulation applicable to it, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii)                                  Assuming that the Underwriters are not otherwise subject to taxation in The Netherlands, no stamp duties or other issuance or transfer taxes or duties and no capital gains, income, value added, withholding or other taxes are payable by or on behalf of the Underwriters in The Netherlands solely in connection with (A) the issuance and delivery of the Shares to or for the respective accounts of the Underwriters pursuant to the terms of this Agreement and as set forth in the Prospectus or (B) the sale and delivery by the Underwriters of the Shares pursuant to the terms of this Agreement.

(jj)                                Each Underwriter is entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement, and each Underwriter and each holder of Shares is entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights with respect to the Shares, and, in each case, such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(kk)                          The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(ll)                                  None of the Company, its subsidiaries and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.  The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of The Netherlands.

(mm)                  The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of The Netherlands and will be honored by courts in The Netherlands except as may be limited by general principles of reasonableness and fairness. The Company has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered C T Corporation System as its agent for service of process in any action arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the Offering in any New York Court.

(nn)                          This Agreement is in proper form to be enforceable in The Netherlands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in The Netherlands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in The Netherlands (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.

(oo)                          Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein, provided that any such instruments or agreements contain a choice of New York law and venue, would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the substantive matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of The Netherlands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and the proceedings in general complied with principles of proper procedure, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of The Netherlands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any court of The Netherlands at the time the lawsuit is instituted in the foreign court.  The Company is not aware of any reason why the enforcement in The Netherlands of a New York Court judgment generally would be, as of the date hereof, contrary to public policy in The Netherlands.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[  ] a share (the “Purchase Price”). The Company hereby consents to the Firm Shares being paid for in a currency other than Euro.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [  ] Additional Shares at the Purchase Price, provided, however, that the Purchase Price per Additional Share so sold and purchased shall be reduced by an amount per Additional Share (or the United States dollar equivalent thereof, determined on the basis of the applicable exchange rate on the Closing Date or such other date as mutually agreed by the Representatives and the Company) equal to any dividends or other distributions declared by the Company with a record date for payment that is after the Closing Date and that is payable on a Firm Share but not payable on any Additional Share.  The Company hereby consents to the Additional Shares being paid for in a currency other than Euro.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day (i.e., a day on which banks are open for regular business in New York City, hereinafter to be referred to as a “Business Day”) after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten Business Days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the Offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $[  ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[  ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[  ] a share, to any Underwriter or to certain other dealers.

4.                                      Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [  ], 2014, or at such other time on the same or such other date, not later than [  ], 2014, as shall be mutually agreed by the Representatives and the Company.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [  ], 2014, as shall be mutually agreed by the Representatives and the Company.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full Business Day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration

Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)                                                               there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, outside U.S. counsel for the Company, dated the Closing Date, in the form agreed to with counsel to the Underwriters.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of NautaDutilh N.V., outside Dutch counsel for the Company, dated the Closing Date, in the form agreed to with counsel to the Underwriters.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, outside French counsel for the Company, dated the Closing Date, in the form agreed to with counsel to the Underwriters.

(f)                                   The Underwriters shall have received on the Closing Date an opinion of Lefosse Advogados, outside Brazilian counsel for the Company, dated the Closing Date, in the form agreed to with counsel to the Underwriters.

(g)                                  The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as you may reasonably request.

(h)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)                                     The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                                    The Reorganization Agreements have been executed. The transactions contemplated by the Reorganization Agreements to have occurred as of the Closing Date shall have been consummated substantially in accordance with the terms of the Reorganization Agreements.

(k)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form agreed to with counsel to the Underwriters, signed by the chief financial officer of the Company.

(l)                                     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                                                                                                        a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof has remained true and correct as of such Option Closing Date;

(ii)                                                               an opinion of White & Case LLP, outside U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)                                                            an opinion of NautaDutilh N.V., outside Dutch counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)                                                 an opinion of White & Case LLP, outside French counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)                                                    an opinion of Lefosse, outside Brazilian counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)                                                 an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii)                                              a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three Business Days prior to such Option Closing Date;

(viii)                                           a certificate dated the Option Closing Date signed by the chief financial officer of the Company and to the same effect as the certificate required by Section 5(k); and

(ix)                                                 such other documents as you may reasonably request with respect to the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, four conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 11:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing herein shall require the Company or any of its subsidiaries to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issue and delivery of the Shares to the Underwriters, including any transfer, issue or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Offering by the Financial Industry Regulatory Authority, Inc. (provided, however, that the amount payable by the Company for fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (iv) shall not exceed $50,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) Ordinary Shares, options to purchase Ordinary Shares or other securities issued pursuant to employee benefit plans, stock option plans or other employee compensation plans, including employee stock purchase plans, in each case existing as of the date hereof and described in the Time of Sale Prospectus, (c) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Time of Sale Prospectus, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, or (e) the issuance of securities in connection with (i) any mergers or consolidations, (ii) any acquisition of securities, businesses, property or other assets, (iii) joint ventures, (iv) strategic alliances, (v) debt financings or (vi) other strategic corporate transactions; provided that, in the case of subclause (e), the aggregate number of shares issued in all such transactions does not exceed 5% of the outstanding Ordinary Shares of the Company immediately following the Offering; provided further that, in the case of subclause (b) and (c), prior to any issuance the Company shall cause each recipient of such shares to execute and deliver to the Representatives a lock-up letter substantially in the form of the agreement attached hereto as Exhibit A (a “Lock-Up Agreement”).  Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall provide Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 5(i) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

If Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

7.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company (i) not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter, and (ii) that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company, other than issuer information that is included in a prospectus or free writing prospectus previously filed that relates to the Shares or in a broadly available roadshow that relates to the Shares.

8.                                      Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any road show or the Prospectus or any amendment or supplement thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, The Netherlands, France or Brazil shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Dutch, French or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the Offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as such non-defaulting Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, except in each case due to the occurrence of events set forth in Sections 9(i), (iii), (iv) and (v), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the Offering.

11.                               Entire Agreement.  (a) This Agreement, together with its Schedules and Exhibits and any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the Offering: (i) the Underwriters have acted at arms length and are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

12.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                               Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                               Submission to Jurisdiction; Appointment of Agent for Service. (i) The Company hereby agrees that the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (the “Specified Courts”) shall have sole and exclusive jurisdiction over any suit or proceeding against the Underwriters arising out of or relating to this Agreement or the transactions contemplated hereby (the “Related Proceedings”) (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive).  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(ii) The Company irrevocably appoints C T Corporation System as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same to the address provided herein, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(iii) The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(iv) In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. In respect of any judgment or order given or made for any amount due hereunder as to which tax is required to be paid by the Underwriters, the Company will indemnify each Underwriter against any such tax such that the Underwriters shall have received in the aggregate, following the payment of such indemnification, the gross amount of any judgment rendered in their favor.  The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

(v) All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (i) were imposed by reason of any present or former connection between an Underwriter and the Netherlands, otherwise than solely from the execution of this Agreement or the receipt of payments hereunder or thereunder; or (ii) would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning nationality, residence, identity or connection with the Netherlands of such Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, duty or charge. The Company further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, value added, sales, financial transaction or similar issuance or recordation tax, including any interest and penalties, on the placement of the Shares and on the execution and delivery of this Agreement.

15.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at: (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention:  Equity Syndicate Desk (fax:  (212) 622-8358); and if to the Company shall be delivered, mailed or sent to Cnova N.V., Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, The Netherlands, Attention: General Counsel.

Very truly yours,

Cnova N.V.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[ ]
J.P. Morgan Securities LLC	[ ]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
Credit Suisse Securities (USA) LLC	[ ]
Deutsche Bank Securities Inc.	[ ]
BNP Paribas Securities Corp.	[ ]
HSBC Securities (USA) Inc.	[ ]
Natixis Securities Americas LLC	[ ]
SG Americas Securities, LLC	[ ]
Total:	[ ]

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued [  ]

2.                                      [Free writing prospectuses, if any]

3.                                      [orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

SCHEDULE III

Significant Subsidiaries

Cdiscount Group SAS

Cdiscount SA

Cnova Comércio Eletrônico S.A.

E-Hub Consultoria, Participações e Comércio. S.A.

SCHEDULE IV

Framework and IPO Agreement, dated July 11, 2014, among Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., Nova Pontocom Comércio Eletrônico S.A., Bruxelas Empreendimentos e Participações S.A. and Cnova N.V.

Cnova Contribution Agreement, dated July 24, 2014, among Cnova N.V., Casino, Guichard-Perrachon S.A., Almacenes Éxito S.A. and Marneylectro B.V.

Indemnification Agreement, dated July 21, 2014, between Nova Pontocom Comércio Eletrônico S.A. and CNova Comércio Eletrônico S.A.

Management Undertakings Agreement, dated July 23, 2014, among Nova Pontocom Comércio Eletrônico S.A., Germán Quiroga Pasquale Vilardo, Eduardo Khair Chalita, CNova Comércio Eletrônico S.A. and Cnova N.V.

Special Voting Agreement, among the Voting Depositary, Cnova N.V., Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., Almacenes Éxito S.A., in the presence and acknowledgement of Marneylectro B.V., Marneylectro S.à r.l. and Nova Pontocom Comércio Eletrônico S.A.

Registration Rights Agreement among Cnova N.V. and the other parties thereto

Trademark License Agreement, dated July 24, 2014, between Companhia Brasileira de Distribuição and CNova Comércio Eletrônico S.A.

Trademark License Agreement, dated July 24, 2014, between Via Varejo S.A. and CNova Comércio Eletrônico S.A.

EXHIBIT A

[FORM OF LOCK-UP LETTER]

, 2014

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o       J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cnova N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and J.P. Morgan (the “Underwriters”), of ordinary shares, par value €0.05 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and J.P. Morgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The immediately preceding paragraph shall not apply to:

(a)                                 transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares by will or intestate succession,

(b)                                 transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares as a bona fide gift,

(c)                                  transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to any member of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned,

(d)                                 distributions of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to partners, members, stockholders or holders of similar equity interests in the undersigned,

(e)                                  transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to a corporation, partnership, limited liability company, investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the immediate family of the undersigned,

(f)                                   dispositions of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares acquired in open market transactions after the completion of the Public Offering,

(g)                                  dispositions to the Company solely in connection with the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the sale of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price) for the purpose of exercising such stock options solely in the case of termination of employment or board service following death, disability or other than for cause (including sales in respect of tax liabilities arising from such exercise and sale) if such stock options would otherwise expire, provided that any Ordinary Shares received upon such exercise shall be subject to all of the restrictions set forth in this agreement,

(h)                                 dispositions to the Company in exercise of the Company’s right to repurchase or reacquire the undersigned’s securities pursuant to agreements in effect on the date hereof, including without limitation the Company’s equity incentive plans, that permit the Company to repurchase or reacquire such securities upon termination of the undersigned’s services to the Company, and

(i)                                     transfers of equity interests in Nova Pontocom Comércio Eletrônico S.A. or Marneylectro S.à r.l.,

provided that in the case of any gift, transfer or distribution pursuant to clause (a), (b), (c), (d) or (e), each donee, transferee or distributee shall sign and deliver an agreement substantially in the form of this letter, and, provided, further, that in the case of any sale, gift, disposition, distribution or other transfer pursuant to clause (b), (c), (d),

(e), (f) or (i), no filing under the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Restricted Period in connection with any such sale, gift, disposition, distribution or other transfer.

Nothing in this agreement shall prevent the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act for the transfer of Ordinary Shares, provided that (1) such plan does not provide for the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares during the Restricted Period and (2) if any announcement or filing under the Exchange Act regarding the establishment or existence of such a Plan shall be required or made voluntarily by the undersigned, the Company or any other person prior to the expiration of the Restricted Period, such announcement shall include a statement that sales under the Plan will not occur until after the expiration of the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and J.P. Morgan on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and J.P. Morgan agree that, at least three Business Days (as defined below) before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Morgan Stanley and J.P. Morgan will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two Business Days (i.e., a day on which banks are open for regular business and in New York City, hereinafter referred to as a “Business Day”) before the effective date of the release or waiver.  Any release or waiver granted by Morgan Stanley and J.P. Morgan hereunder to any such officer or director shall only be effective two Business Days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If:

(1)                                 during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                 prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall terminate automatically upon the earliest to occur, if applicable, of (a) the date the Company advises Morgan Stanley and J.P. Morgan, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares to be sold thereunder, (c) the Company files an application to withdraw the registration statement relating to the Public Offering or (d) December 31, 2014 if, and only if, the Underwriting Agreement has not been executed by such date.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Cnova N.V. (the “Company”) of            ordinary shares, €0.05 par value (the “Ordinary Shares”), of the Company and the lock-up letter dated         , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to          Ordinary Shares (the “Shares”).

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective           , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

cc:  Company

FORM OF PRESS RELEASE

Cnova N.V.

[Date]

Cnova N.V. (the “Company”) announced today that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public offering of            ordinary shares is [waiving][releasing] a lock-up restriction with respect to          of the Company’s ordinary shares held by [certain shareholders, officers or directors] [a shareholder, officer or director] of the Company.  The [waiver][release] will take effect on         , 20     , and the ordinary shares concerned may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.